EXHIBIT 99.1

uBid.com HOLDINGS, INC. ANNOUNCES NEW BOARD APPOINTMENT

Casey Gunnell to Chair Audit Committee

CHICAGO—May 14, 2007 - uBid.com Holdings, Inc. (OTCBB: UBHI) whose uBid, Inc. subsidiary is one of the leading business-to-consumer and business-to-business online marketplaces in the U.S., announces the appointment of Casey Gunnell to its Board of Directors and Chairman of the Audit Committee.

“Casey Gunnell brings a great depth of operations and financial experience with both start up and mature companies, said Steven Sjoblad, Chairman of uBid. We are pleased to welcome his expertise, which aligns with our commitment to provide shareholders with best in class board leadership.”

With more than 25 years in senior leadership positions, Mr. Gunnell’s proficiency in operations and financial roles reaches a broad spectrum of industries. From 19 years in high profile positions with a $6 billion privately held automotive distribution group to his current function as CEO of two management services businesses, Mr. Gunnell’s skill with rapid growth companies is well recognized.

In his role as CEO of Gunnell Family Corp, Mr. Gunnell delivers interim management, process improvement and restructuring services to a diverse roster of clients, including;
HealthSouth Corp., Charter Communications and Calpine Corp. With past service on Boards for several private companies and one publicly traded company, he currently is a Board member for US Spinal Technologies, serving on the Finance Committee and audit committee chair.

“I share uBid’s strong commitment to its customers and shareholders and I look forward to my new role on the Board,” said Gunnell.

About uBid.com Holdings, Inc.
uBid.com Holdings, Inc. and subsidiaries (the “Company”) operate a leading on-line business- to-consumer and business-to-business marketplace that enables itself, certified merchants, manufacturers, retailers, distributors and small businesses to offer high quality excess, new, overstock, close-out, refurbished and limited supply brand name merchandise to consumer and business customers primarily located in the United States. Through the Company’s website, located at www.ubid.com, the Company offers merchandise across a wide range of product categories including but not limited to computer products, consumer electronics, apparel, housewares, watches, jewelry, travel, sporting goods, home improvement products and collectibles. The Company’s marketplace employs a combination of auction style and fixed price formats. uBid.com Holdings, Inc. is publicly traded on the NASD OTC bulletin board (UBHI).

SEC Filings and Forward-Looking Statements
Additional information about uBid.com Holdings, Inc. is available in the company's annual report on Form 10- K as amended, filed with the Securities and Exchange Commission. Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc.

Contact:
Miguel Martinez
Tel: 773-272-5000